99.2

For Immediate Release

GenCorp Issues Statement

SACRAMENTO, Calif. — November 15, 2004 — In response to inquiries regarding Steel Partners’ November 15 letter, GenCorp Inc. (“GenCorp”) (NYSE: GY) today issued the following statement: “We do not believe the November 15 letter has anything new in it and we are proceeding with our equity offering and debt refinancings.”

     This announcement does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any offer of these securities in any state in which such offer, solicitation or sale would be unlawful.

Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650
     Judith Wilkinson/Jeremy Jacobs, Joele Frank, Wilkinson Brimmer Katcher 212.355.4449

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